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Item 6.   Exhibits and Reports on Form 8-K
          (a) Exhibit 10.1 - Convertible Promissory Note, payable to Reinhardt Thyzel, by the Company


                            CONVERTIBLE NOTE
                            ----------------

$250,000                                                        March 27, 2000

    Laser Corporation, a Utah corporation ("Laser"), for value received, hereby promises to pay to the order of Reinhardt Thyzel or his successors and assigns (collectively "Payee"), in lawful money of the United States at the address of Payee set forth below, the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000), together with interest on the unpaid principal at the simple rate of 7% per annum. The principal balance of $250,000 shall be paid in full on March 27, 2002.

      Interest shall be computed on the basis of a 360-day year and actual days elapsed.

      Subject to the provisions of this Note, Payee has the right at his option to convert, from time to time prior to maturity all or part of the principal amount and any amounts of accrued but unpaid interest hereof into the $0.05 par value common stock (the "Common Stock") of Laser at the conversion price of $5.00 for one share of Common Stock. Conversion hereunder by Payee shall take place at the offices of Laser in Salt Lake City, Utah, 1:00 p.m., on the second day following actual receipt of notice by Laser of Payee's intent to convert. Upon such conversion and as a condition thereto, Payee shall surrender this Note evidencing the remaining obligation of Laser, if any, and Payee shall deliver an executed letter of investment interest as prepared by Laser's counsel. Upon conversion of any portion constituting less than all of the principal amount hereof and any amounts of accrued but unpaid interest, Laser shall issue a new Note, with identical terms and conditions as this Note except the date of issue, for the original principal amount hereof not converted.

        It is understood and agreed that the shares of Common Stock issued upon conversion as described above, shall be restricted securities as defined by the Securities Act of 1933.

     In the event any changes are made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares or change in corporate structure), this Note shall, after such change, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which Payee would have been entitled immediately prior to such change had he converted this Note into Laser Common Stock. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be rounded to the nearest share.

                In the event of a change in the Laser Common Stock as currently constituted, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Option. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by and in the sole discretion of the Company's Board of Directors, whose determination in that respect shall be final, binding and conclusive.

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                In case of any capital reclassification or reorganization, any consolidation or merger of Laser with or into another corporation (other than a merger with a subsidiary after which Laser is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding stock) or any sale or conveyance to another corporation of the assets of Laser as an entirety or substantially as an entirety, Laser, as a condition precedent to such transaction, shall cause effective provision to be made so that the Payee shall have the right thereafter, by exercising the conversion rights hereunder to purchase the kind and amount of securities and/or other property receivable upon such reclassification, reorganization, consolidation, merger, sale, lease or conveyance as if the Payee had exercised the conversion rights in full immediately prior to such reclassification, reorganization, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note, including this paragraph. If, as a result of an adjustment made pursuant to this paragraph, the Payee shall become entitled to receive shares of two or more classes of capital stock of the Company or any other corporation or entity, the board of directors or other governing body if there be no board of directors therefore (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock. In the event of any subsequent adjustments to the conversion price, such adjustments shall be made separately to the portion of the price so allocated to each of such classes of capital stock. The foregoing provisions of this paragraph, similarly apply to successive reclassifications, capital reorganizations, consolidations and mergers.

     No provision of this Note shall alter or impair the obligation of the Laser to pay the principal of and interest on this Note at the place, at the time, and the rate herein prescribed, provided, however, that the conversion into Common Stock of the principal amount shall discharge all obligations to pay the principal amount so converted.

       If payment on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Utah, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

        Immediately upon the occurrence of an "Event of Default" (as defined below), Payee may, at its option, declare immediately due and payable the entire unpaid principal amount of this Note, together with all interest thereon, plus any other amounts payable at the time of such declaration pursuant to this Note. An Event of Default shall be defined as each of the following:

      (i) failure of Laser to make any payment of interest and/or principal within 30 days after a notice of default is received by Laser;

       (ii) Laser shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition for action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or

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   (iii) an involuntary petition shall be filed against Laser under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws of for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within 30 days of the date hereof.

     If Payee should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of Laser, Laser shall be liable to pay to Payee all reasonable costs and expenses of collection incurred by Payee, including, without limitation, reasonable attorneys' fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made through a bankruptcy court.

     If, for any reason, performance of any provisions of the Note, at the time performance of such provision shall be due, shall involve exceeding the highest lawful rate of interest prescribed by the law controlling the Note, then, ipso facto, the obligations to be performed shall be reduced to the highest lawful rate. If, for any reason, Payee shall receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied immediately and automatically to the reduction of the unpaid balance of the principal amount and not to payment of interest. The provisions of this paragraph shall control every other provision of this Note.

     This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Utah.

     Any notice or other communication, except for payment hereunder, required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or one day after deposit if deposited in the United States mail for mailing by overnight mail, postage prepaid, and addressed as follows:


                        If to Laser:            Laser Corporation
                                                2417 South 3850 West
                                                Salt Lake City, UT 84120


                         If to Payee:           Rehweidstrasse 15
                                                8738 Uetliburg
                                                        Switzerland















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       IN WITNESS WHEREOF, the parties hereto have executed this Note as of the day and year first above written and agree to the terms and conditions herein. Any payment shall be deemed made upon receipt by Payee.


            OBLIGOR:                        LASER CORPORATION
                                            -----------------

                                            By:
                                            -------------------------------


     PAYEE:                                 ----------------------------------


                                            By:
                                            -------------------------------






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